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                                                                    Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Marimba, Inc. 1999 Omnibus Equity Incentive Plan, the Marimba, Inc. 1999 Employee Stock Purchase Plan, the Marimba, Inc. International Employee Stock Purchase Plan, the Marimba, Inc. 1999 Non-Employee Directors Option Plan and the Written Compensation Agreement for Matt A. Thompson of our report dated January 12, 2001 with respect to the consolidated financial statements of Marimba, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Palo Alto, California
January 14, 2002

                                                     /s/ Ernst & Young LLP
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                                                     Ernst & Young LLP